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NEWS BULLETIN                      RE:
                                          [LOGO OF SIZZLER INTERNATIONAL]
FROM:                                     SIZZLER INTERNATIONAL, INC.
                                          6101 W. Centinela Ave., Suite 200
The Financial Relations Board             Culver City, CA 90230
-----------------------------             (310) 568-0135
      BSMG WORLDWIDE                      NYSE:SZ

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FOR FURTHER INFORMATION:

    AT THE COMPANY:
    Charles Boppell          Kim Forster
    President and CEO        Vice President, Planning
    (310)568-0135            (310)568-0135

    AT THE FINANCIAL RELATIONS BOARD:
    Harris Tajyar            Tricia Ross
    General Information      Investor/Analyst Contact
    (310)442-0599            (310)442-0599
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FOR IMMEDIATE RELEASE
November 10, 2000

             SIZZLER ANNOUNCES UPCOMING QUARTERLY CONFERENCE CALL

CULVER CITY, CA--November 10, 2000--Sizzler International, Inc. (NYSE:SZ) announced today that members of the public are invited to listen to the Company's live quarterly call on the Internet, on Thursday, November 16, 2000 at 8:00 AM PST/11:00 AM EST. The one-hour conference call will feature Charles Boppell, CEO, in a discussion of second-quarter results and recent operating developments.

Financial results will be released over the news wires before the market opens on Thursday, November 16, 2000. Investors wishing to hear the conference call may log onto www.streetevents.com An online re-broadcast will be available for 30 days.

About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 347 Sizzler(R) restaurants worldwide, 104 KFC(R) restaurants in Queensland, Australia and 9 Oscar's Restaurants in the Southwest.

                                    -more-